EXHIBIT 99.3

INTERNATIONAL GOLD CORP.

Pro Forma Combined Financial Statements

At September 30, 2014 and

For the Nine Months Ended September 30, 2014 and
the Year Ended December 31, 2013

(Unaudited)

(Stated in U.S. Dollars)

INTERNATIONAL GOLD CORP.

PRO FORMA COMBINED INTERIM BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(Unaudited)

	INTERNATIONAL GOLD CORP.	LODE STAR GOLD INC.	PRO FORMA ADJUSTMENTS	Note 4	PRO FORMA INTERNATIONAL GOLD CORP.

Assets

Current Assets
Cash	$16,192	$25,713	$-		$41,905
Prepaid fees and advances	8,300	-			8,300
Loans receivable	-	35,000	(35,000)	c	-
	24,492	60,713	(35,000)		50,205
Non-current Assets
Mineral property	-	360,439	-		360,439
Property and equipment, net	-	16,959	-		16,959

Total Assets	$24,492	$438,111	$(35,000)		$427,603

Liabilities

Current Liabilities
Accounts payable and accrued liabilities	$108,066	$-	$-		$108,066
Loans payable	202,530	-	(35,000)	c	167,530
Due to related parties	-	4,879,865	-		4,879,865
Total Liabilities	310,596	4,879,865	(35,000)		5,155,461

Stockholders’ Deficiency

Capital Stock
Shares issued and outstanding	115	200	150	a, b	465
Additional Paid-In Capital	692,385	49,800	(462,470)	a, b	279,715
Accumulated Deficit	(978,604)	(4,491,754)	462,320	a, b	(5,008,038)
Total Stockholders’ Deficiency	(286,104)	(4,441,754)	-		(4,727,858)

Total Liabilities and Stockholders’ Deficiency	$24,492	$438,111	$(35,000)		$427,603

INTERNATIONAL GOLD CORP.

PRO FORMA COMBINED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
	INTERNATIONAL GOLD CORP.	LODE STAR GOLD INC.	PRO FORMA ADJUSTMENTS	Note 4	PRO FORMA INTERNATIONAL GOLD CORP.

Revenue	$-	$-	$-		$-

Expenses
Consulting services	61,590	-	-		61,590
Depreciation and amortization	-	1,895	-		1,895
Exploration and development	-	65,740	-		65,740
General and administrative	-	24,697	-		24,697
Interest, bank and finance charges	7,970	-	-		7,970
Office, foreign exchange and sundry	(2,723)	-	-		(2,723)
Professional fees	38,800	900	-		39,700
Transfer and filing fees	10,280	-	-		10,280
	115,917	93,232	-		209,149

Loss from Operations	(115,917)	(93,232)	-		(209,149)

Other Income	19,599	8,109	-		27,708

Net Loss For The Period	$(96,318)	$(85,123)	$-		$(181,441)

Loss Per Share	$(0.01)	$(42.56)	$-		$(0.00)

Weighted Average Shares Outstanding	11,509,000	2,000	34,998,000	b	46,509,000

INTERNATIONAL GOLD CORP.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Unaudited)

	FOR THE YEAR ENDED DECEMBER 31, 2013
	INTERNATIONAL GOLD CORP.	LODE STAR GOLD INC.	PRO FORMA ADJUSTMENTS	Note 4	PRO FORMA INTERNATIONAL GOLD CORP.

Revenue	$-	$-	$-		$-

Expenses
Consulting services	110,581	-	-		110,581
Corporate support services	12,420	-	-		12,420
Depreciation and amortization	-	4,968	-		4,968
Exploration and development	-	107,819	-		107,819
General and administrative	-	19,102	-		19,102
Interest, bank and finance charges	(858)	-	-		(858)
Office, foreign exchange and sundry	3,737	-	-		3,737
Professional fees	38,075	900	-		38,975
Transfer and filing fees	13,304	-	-		13,304
	177,259	132,789	-		310,048

Loss from Operations	(177,259)	(132,789)	-		(310,048)

Other Income	-	80,820	-		80,820

Net Loss For The Year	$(177,259)	$(51,969)	$-		$(229,228)

Loss Per Share	$(0.02)	$(25.98)	$-		$(0.01)

Weighted Average Shares Outstanding	10,281,411	2,000	34,998,000	b	45,281,411

INTERNATIONAL GOLD CORP.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2014 AND

THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma combined balance sheet of International Gold Corp. (the “Company”) as at September 30, 2014 and the unaudited pro forma combined statement of operations for the nine month period ended September 30, 2014 and the year ended December 31, 2013 (collectively, the “pro forma combined financial statements”) have been prepared to reflect the acquisition (the “Transaction”) by the Company of an option to acquire an initial 20% and eventual 80% interest in the mineral property of Lode Star Gold Inc. (“LSG”).

On a pro forma basis, the Transaction would result in a reverse acquisition whereby LSG acquires a majority of the issued and outstanding shares of the Company, resulting in LSG acquiring control of the Company.  LSG would be considered the acquirer for accounting purposes.

The pro forma combined financial statements as at September 30, 2014 for the nine month period ended September 30, 2014 and for the year ended December 31, 2013 have been prepared from:

•	The unaudited balance sheets of the Company and of LSG as at September 30, 2014;
•
The unaudited statements of operations of the Company and of LSG for the nine months ended September 30, 2014 and the audited statements of operations of the Company and of LSG for the year ended December 31, 2013;

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Transaction. The unaudited pro forma combined financial statements do not include any future integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and LSG been a combined entity during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company and of LSG as of September 30, 2014, for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

2.	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in preparation of these unaudited pro forma combined interim financial statements are in accordance with generally accepted accounting principles in the United States as set out in the Company’s audited financial statements for the year ended December 31, 2013 and in the Company’s interim financial report for the nine month period ended September 30, 2014. In preparing the unaudited pro forma combined interim financial statements for the nine month period ended September 30, 2014, a review was undertaken to identify any differences between the accounting policies used by LSG with those used by the Company to determine where the impact could be potentially material and reasonably estimated. The significant accounting policies of LSG are believed to conform in all material respects to those of the Company.

INTERNATIONAL GOLD CORP.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2014 AND

THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)
(Stated in U.S. Dollars)

3.	THE TRANSACTION

On October 4, 2014, the Company and LSG entered into a definitive mineral option agreement (the "Definitive Agreement") for the Company to acquire an interest in LSG’s Nevada Goldfield Bonanza property (the "Property").  Pursuant to the Definitive Agreement, the Company was required to issue to LSG 35,000,000 shares of common stock in order to earn a 20% undivided interest in the Property. In order to earn an additional 60% interest in the Property (for a total of 80%), the Company is required to fund all expenditures on the Property and pay LSG an aggregate of $5 million in cash from the Property’s mineral production proceeds in the form of a net smelter returns (“NSR”) royalty.

Until such time as the Company has earned the additional 60% interest, the NSR royalty will be split as to 79.2% to LSG and 19.8% to the Company since the Property is subject to a pre-existing 1% NSR royalty in favor of a third party.

If the Company fails to make any cash payments to LSG within one year of signing the definitive agreement, the Company has agreed to pay LSG an additional $100,000, and in any subsequent years in which the Company fails to complete the payment of the entire $5 million described above, it must make quarterly cash payments to LSG of $25,000 until such time as it has earned the 60% interest in the Property.

After completion of the Transaction, an aggregate of 46,509,000 Company shares would be outstanding.  The expected ownership of the shares will be: LSG – 75.25%; Company shareholders – 24.75%.

4.	PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial statements to reflect the pro forma effects of the Transaction as described in the previous notes:

a)
The acquisition of LSG by the Company constitutes a reverse asset acquisition as the Company does not meet the definition of a business.  Accordingly, as a result of the Transaction, the pro forma combined interim balance sheet has been adjusted for the recapitalization of the Company’s capital stock in the amount of $692,500.

b)
As a result of this reverse asset acquisition, a net adjustment of $462,320 has been recorded.  This reflects the difference between recapitalization of the Company’s capital stock in the amount of $692,500 and the fair value of the 35,000,000 shares issued to LSG in the amount of $230,180.

As LSG is considered the acquirer for accounting purposes, the fair value of the 35,000,000 shares issued to LSG is based on the pro forma value of the 11,509,000 shares retained by the Company’s shareholders at the date of issuance.  On December 11, 2014, when the 35,000,000 shares were issued, the market price of the Company’s stock was $0.02 per share.  The pro forma value of the 35,000,000 shares issued to LSG is therefore $230,180 based on 11,509,000 shares valued at $0.02 per share.

INTERNATIONAL GOLD CORP.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2014 AND

THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)
(Stated in U.S. Dollars)

4.	PRO FORMA ADJUSTMENTS (Continued)

b)	In accordance with reverse acquisition accounting:

i)	The assets and liabilities of LSG were included in the pro forma combined interim balance sheet at their carrying values;

ii)	The net liabilities of the Company were included at their fair value of $251,104 (equal to the carrying value);
iii)	The net liabilities are as follows:

Cash	$16,192
Prepaid fees and advances	8,300
Accounts payable and accrued liabilities	(108,066)
Loans payable (net of $35,000 intercompany loan from LSG)	(167,530)

Fair value of net liabilities acquired	$(251,104)

c)	An intercompany loan of $35,000 to the Company from LSG has been eliminated.

5.	PRO FORMA SHARE CAPITAL

a)	Authorized

100,000,000 voting common shares with a par value of $0.00001 per share

b)	The share capital of the combined entity will be as follows:

	NUMBER OF SHARES	PAR VALUE	ADDITIONAL PAID-IN CAPITAL

Share capital of the Company	11,509,000	$115	$692,385
Share capital of LSG	-	200	49,800
Recapitalize equity of the Company	-	(115)	(692,385)
Company shares issued to LSG	35,000,000	265	229,915

	46,509,000	$465	$279,715